UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2005

INFINEX VENTURES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-32843

(Commission File Number)

52-2151798

(IRS Employer Identification No.)

3914 Seaton Place,

Las Vegas, Nevada,       89121

(Address of Principal Executive Offices) (Zip Code)

(702) 387-4005

(Registrant’s Telephone Number,

Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 ELECTION OF DIRECTORS

Infinex Ventures Inc. (OTCBB:IFNX) is pleased to announce the appointment of Mr. Stefano Masullo, to its Board of Directors.

Mr. Michael De Rosa the President says “Mr. Masullo’s varied background in finance, engineering and economics, as well as his experience of over 10 years as a Board member of a vast number of International companies, will make him a valuable addition to the Infinex Board. His appointment will show our commitment to the financial, engineering and business structure of our Company”.

Mr. Masullo attended the University of Luigi Bocconi , in Milan Italy, where he graduated in industrial, economic and financial sciences. Mr. Masullo first began his well rounded career during one of his years at University (1986-1987), where he assisted the Director of Faculty of Finance in finance and investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinex Ventures, Inc.

a Nevada corporation

DATED: October 19th, 2005	By: /s/Michael De Rosa
Michael De Rosa
President